Exhibit 99.1

Leading Proxy Advisory Firm ISS Recommends Rubicon Stockholders

Vote “For” the Company’s Incumbent Nominees

BENSENVILLE, Illinois — June 13, 2016 – Rubicon Technology, Inc. (NASDAQ:RBCN) (“Rubicon” or the “Company”), a leading provider of sapphire substrates and products to the LED, optical and semiconductor industries, today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy voting and corporate governance advisory firm, has recommended that Rubicon stockholders vote “For” both of Rubicon’s director nominees, Don N. Aquilano and Donald R. Caldwell, on the WHITE proxy card at this year’s Annual Meeting of Stockholders, to be held on June 24, 2016.

In recommending for the Rubicon nominees, ISS noted:

“As the dissident has failed to make a compelling case that additional change at the board level is necessary, no support for the dissident nominees is warranted. Shareholders should vote on the WHITE management card FOR the election of the two management nominees.”

“From a governance perspective, it may be signally important that the dissident holds so little of the company’s equity. The enormity of that disconnect is astonishing…Just to break even on contest expenses, the dissident would have to see shares rise more than 500 percent… This should be seen as a sign of how skeptical other shareholders should be about the alignment of interests between the dissident and themselves.”

Rubicon issued the following statement regarding the ISS recommendation:

“We are pleased with the ISS recommendation, which clearly acknowledges the actions we are taking to deliver improved performance and profitability and drive value for stockholders. Our incumbent directors, Don N. Aquilano and Donald R. Caldwell, are highly qualified and committed to increasing value for all stockholders. Like ISS, Rubicon questions Paragon’s motives and alignment with all stockholders. We urge stockholders to vote “For” Messrs. Aquilano and Caldwell on the WHITE proxy card.”

Rubicon urges stockholders to vote the WHITE proxy card “For” the Company’s highly qualified nominees. If stockholders have questions about how to vote their shares, or need additional assistance, please contact the firm assisting Rubicon in the solicitation of proxies, INNISFREE M&A INCORPORATED. Stockholders can call toll-free (888) 750-5834 and banks and brokers can call collect (212) 750-5833.

About Rubicon Technology

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire windows and wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision. Further information is available at http://rubicontechnology.com.

Forward Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the year 2015, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include changes in the average selling prices of sapphire products, our successful development and market acceptance of new products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company’s most recent Form 10-K and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Rubicon Technology, Inc.

Dee Johnson, 847-457-3426

Vice President, Investor Relations